UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2016

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orland, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendments to KKR Equity Commitment

On February 10, 2013, Sentio Healthcare Properties, Inc. (the “Company”) and Sentio Healthcare Properties OP, L.P. (the “Operating Partnership,” and together with the Company, the “Sentio Parties”) entered various agreements with Sentinel RE Investment Holdings LP (the “Investor”), an affiliate of KKR & Co. L.P., for the purpose of obtaining up to a $150 million equity commitment to be used to finance future real estate acquisitions (such investment and the related agreements are referred to herein collectively as the “KKR Equity Commitment”). Information about the KKR Equity Commitment was previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2013 (the “Prior 8-K”). On December 22, 2014, the Sentio Parties and the Investor entered into amendments to certain agreements entered in connection with the KKR Equity Commitment as previously reported in the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2014 (the “Amendment 8-K”). Capitalized terms used in connection with these transactions but not defined herein will have the same meanings ascribed to such terms in the Prior 8-K and the Amendment 8-K, which are hereby incorporated herein by reference.

On August 31, 2016, the Sentio Parties and the Investor entered into an amendment of the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership to revise the Investor’s rights under this agreement in connection with the Georgetown Loan Participation as discussed below.

Georgetown Loan Participation

On January 15, 2015, the Company, through indirect wholly owned subsidiaries, originated a development loan in the amount of $41.9 million for The Delaney at Georgetown Village development project located in Georgetown, Texas as previously reported in the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2015 (the “Georgetown Loan 8-K”). Capitalized terms used in connection with this transaction but not defined herein will have the same meanings ascribed to such terms in the Georgetown Loan 8-K, which is hereby incorporated herein by reference.

On August 31, 2016, the Company entered into a Participation Agreement (the “Participation Agreement”) among Red Capital Partners, LLC (“Red Capital”), Sentio Georgetown, LLC and Sentio Georgetown TRS, LLC. Pursuant to the Participation Agreement, Red Capital acquired a $20.0 million senior participation interest in the Georgetown Loan.

Amendment to Second Amended and Restated Operating Partnership Agreement

On August 31, 2016, the Sentio Parties and the Investor entered into the Second Amendment to the Second Amended and Restated Limited Partnership Agreement (the “Second Amendment”) of the Operating Partnership to revise certain terms of the Series B Preferred Units included in the Amended Partnership Agreement in connection with the Participation Agreement.

Pursuant to the Second Amendment, 219,120 Series B Preferred Units issued in connection with a Construction Loan Put Exercise related to the Georgetown Loan will continue to receive cash distributions at a reduced annual rate equal to 6.0% in preference to any distributions paid to common units, while 200,000 Series B Preferred Units issued in connection with a Construction Loan Put Exercise related to the Georgetown Loan will begin to receive cash distributions at an annual rate of 7.5% in preference to any distributions paid to common units, effective August 31, 2016. The Second Amendment further adjusts the “catch-up” return common stockholders must receive to a weighted average of 7.5% and 6.0% to account for the different rates of return on the different amounts of Series B Preferred Units issued in connection with a Construction Loan Put Exercise for the Georgetown Loan.

Dividend Policy

In connection with the Participation Agreement, the Board of Directors adopted a Regular Quarterly Dividend Policy (the “Dividend Policy”), which documents the circumstances under which the Board of Directors may increase the regular quarterly dividend that may be paid to holders of the common stock of the Company (the “Regular Quarterly Dividend Rate”) from its current level of $0.125 per share without the consent of the Investor. The Dividend Policy provides that the Company may maintain the Regular Quarterly Dividend Rate at the current level and that the Company may also elect to reduce the Regular Quarterly Dividend Rate in its discretion. The policy expires on August 31, 2019.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Second Amendment to the Second Amended and Restated Limited Partnership Agreement of Sentio Healthcare Properties OP, L.P.

10.1	Sentio Healthcare Properties, Inc. Regular Quarterly Dividend Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Date: September 7, 2016	By:	/s/ SHARON C. KAISER
Sharon C. Kaiser
Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)